  EXHIBIT 99.1

Lexaria Announces Exercise of Warrants for Approximately $5.9 Million in Gross Proceeds

Tuesday, 08 September 2026 08:00 AM

Topic: Financing

KELOWNA, BC / ACCESS Newswire / September 8, 2026 / Lexaria Bioscience Corp. (NASDAQ:LEXX)(NASDAQ:LEXXW) (the "Company" or "Lexaria"), a global innovator in drug delivery platforms, today announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase an aggregate of 453,969 shares of the Company's common stock originally issued by the Company on February 16, 2024, having an original exercise price of $32.78 per share, on October 16, 2024, having an original exercise price of $45.90 per share, on September 29, 2025, having an original exercise price of $20.55 per share and on December 16, 2025, having an original exercise price of $17.85 per share, at a reduced exercise price of $12.92 per share. The closing of the warrant exercise transaction is expected to occur on or about September 9, 2026, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The shares of common stock issuable upon exercise of the warrants are registered pursuant to effective registration statements on Form S-1 (File No. 333-277863), Form S-3 (File No. 333-283484), Form S-1 (File No. 333-290862), and Form S-1 (File No. 333-292469).

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series A warrants to purchase up to an aggregate of 453,969 shares of common stock (the "Series A Warrants") and short-term Series B warrants (the "Series B Warrants," and together with the Series A Warrants, the "New Warrants") to purchase up to an aggregate of 453,969 shares of common stock. The Series A Warrants will have an exercise price of $12.67 per share, will be exercisable immediately upon issuance and will expire five years from the effective date of the Resale Registration Statement (defined below). The Series B Warrants will have an exercise price of $12.67 per share, will be exercisable immediately upon issuance and will expire eighteen months from the effective date of the Resale Registration Statement.

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $5.9 million, prior to deducting placement agent fees and other offering expenses. The Company expects to use the net proceeds from the transaction for working capital and general corporate purposes.

"We are extremely pleased for the potential $5.9 million in gross cash proceeds from the exercise of warrants" said Rich Christopher, CEO of Lexaria. "The potential proceeds from this transaction, in combination with the $2.6 million tax rebate that we recently received from the Australian Tax Office, may be utilized to fund our operations and research and development programs in 2027."

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The New Warrants described above are being offered in a private placement and, along with the shares of common stock issuable upon exercise of the New Warrants, have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws. Accordingly, the New Warrants and shares of common stock issuable upon the exercise of the New Warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the 1933 Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") as soon as practicable covering the resale of the shares of common stock issuable upon exercise of the New Warrants (the "Resale Registration Statement").

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lexaria Bioscience Corp. & DehydraTECH

DehydraTECH™ is Lexaria's patented drug delivery formulation and processing platform technology which improves the way a wide variety of drugs enter the bloodstream, always through oral delivery. DehydraTECH has repeatedly evidenced the ability to increase bio-absorption, reduce side-effects, and deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 66 patents granted and additional patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the Company relating to the satisfaction of customary closing conditions, the intended use of proceeds from the offering, the anticipated closing of the offering, the Company's ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. As such, you should not place undue reliance on these forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, market and other conditions, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company's ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria's postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext. 202

SOURCE: Lexaria Bioscience Corp.

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